UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2004

Coinmach Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-49830	53-0188589

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Sunnyside Boulevard Suite 70, Plainview, New York		11803

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (516) 349-8555

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     Intercompany Note

     On November 24, 2004, Coinmach Service Corp. (“CSC”) completed its initial public offering (the “IPO”) of income deposit securities (“IDSs”), and the shares of Class A common stock and 11.0% senior secured notes underlying such IDSs (the “IDS Notes”), as well as its separate offering of senior secured notes having the same terms as the IDS Notes (the “Third Party Notes”). The IDSs and Third Party Notes were offered and sold pursuant to an effective registration statement on form S-1 (File No. 333-114421) filed with the Securities and Exchange Commission.

     Pursuant to a series of transactions related to the IPO (collectively, the “Transactions”), Coinmach Corporation (the “Company”) became an indirect subsidiary of CSC. As part of the Transactions, CSC used a portion of the IPO proceeds to make an intercompany loan to the Company in an original principal amount of approximately $79.6 million, which loan was evidenced by an intercompany note. Interest under the intercompany note accrues at an annual rate of 10.95% and is payable quarterly on March 1, June 1, September 1 and December 1 of each year, commencing on March 1, 2005, and is due and payable in full on December 1, 2024.

     The intercompany note is a senior unsecured obligation of the Company, ranks equally in right of payment with all existing and future senior indebtedness of the Company and ranks senior in right of payment to all existing and future subordinated indebtedness of the Company. The Company’s domestic restricted subsidiaries guarantee the intercompany note on a senior unsecured basis. The intercompany note contains covenants that are substantially the same as those provided in the terms of the Company’s 9% senior notes (the “Senior Notes”) issued pursuant to the indenture, dated as of January 25, 2002 (the “Indenture”), by and among the Company, the subsidiary guarantors names therein and U.S. Bank National Association, as trustee (the “Trustee”). The intercompany note and the intercompany note guarantee will be pledged by CSC to secure the repayment of the IDS Notes and the Third Party Notes (collectively, the “CSC notes”).

     Under the terms of the intercompany note, each of the following will be an “event of default:”

• default for 30 consecutive days in the payment when due of interest on the intercompany note;

• a default in the observance or performance of any of the covenants relating to limitation on asset sales and conduct of business contained in the intercompany note which default continues for a period of 60 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the holder of the intercompany note;

• default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the intercompany note;

• a default in the observance or performance of any other covenant or agreement contained in the intercompany note which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the holder of the intercompany note (except in the case of a default with respect to the covenant relating to mergers and consolidations, which will constitute an event of default under the intercompany note with such notice requirement but without such passage of time requirement);

• except as permitted by the intercompany note, any guarantee of a “significant subsidiary” of the Company (as such term is defined in the Securities Act of 1933) of the obligations under the intercompany note ceases following the delivery thereof to be in full force and effect or is declared to be null and void and unenforceable or is found to be invalid or any such guarantor denies its liability under its guarantee (other than by reason of release of such guarantor in accordance with the terms of the intercompany note);

• one or more judgments in an aggregate amount in excess of $10.0 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its restricted subsidiaries and such judgments remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and non-appealable;

• certain events of bankruptcy affecting the Company or any of its significant subsidiaries; and

• the failure to pay at final maturity the principal amount of any other indebtedness of the Company, or the acceleration of the final stated maturity of such indebtedness, including the Senior Notes or the Company’s credit facility (which acceleration is not rescinded, annulled or otherwise cured within 20 days), if the aggregate principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at final maturity or which has been similarly accelerated aggregates $10.0 million or more at any time.

     If an event of default occurs and is continuing, CSC will have the right to declare all obligations under the intercompany note immediately due and payable; provided that if the Company shall become the subject of an insolvency, bankruptcy or cross-acceleration event of default, all of the obligations under the intercompany note and the guarantees in respect thereof shall become immediately and automatically due and payable without any action or notice.

     CSC granted the underwriters in the IPO an option to purchase a number of additional IDSs equal to approximately 15% of the number of IDSs sold in the IPO. The underwriters may exercise this option at any time within 30 days of November 19, 2004. CSC will loan a portion of the net proceeds from any exercise of this option to the Company, and such proceeds will automatically constitute additional indebtedness under the intercompany note, if and to the extent the Company may incur such indebtedness under the terms of its other indebtedness.

     Under the indenture governing the CSC Notes (the “CSC Indenture”), at any time prior to a “merger event” that the “total remaining payments tests” (as each such term is defined in the CSC Indenture) are not met, CSC cannot transfer any assets to any subsidiary of CSC other than the Company. To the extent any transfer is made by CSC to the Company, such transfer will automatically constitute additional indebtedness under the intercompany note, if and to the extent the Company may incur such indebtedness under the terms of its other indebtedness. In addition, any net proceeds received by CSC in connection with future sales of IDSs, capital stock or debt securities, to the extent such proceeds are not used to redeem CSC Class B common stock, must be loaned by CSC to the Company if and to the extent the Company may incur such indebtedness under the terms of its other indebtedness.

     Amendment to Credit Agreement

     On November 15, 2004, the Company entered into the Limited Waiver and Amendment No. 1 and Agreement dated as of November 15, 2004 (the “Amendment”) with respect to the Credit Agreement dated as of January 25, 2002 (the “Credit Agreement”) among Coinmach Laundry Corporation, a Delaware corporation, the Company, the subsidiary guarantors thereunder, the banks and other lending institutions party thereto, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Lead Arranger and Book Manager, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Syndication Agents, and Credit Lyonnais New York Branch, as Documentation Agent. The Amendment permits, among other things, the Company to consummate the transactions described under Item 7.01 below and to make dividends, from time to time, under certain conditions. The Amendment also provided, among other things, relief under certain of the financial covenants contained in the Credit Agreement. The Amendment became effective on November 24, 2004.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

     Item 1.01 hereof is incorporated into this Item 2.03 by reference.

     Under the CSC Indenture, the Company and certain of its subsidiaries will be required to deliver a guarantee of CSC’s obligations under the CSC Indenture on the first day that they are permitted to guarantee such obligations under the terms of their then existing indebtedness. The obligations of the Company and such subsidiaries under such a guarantee will be limited to the maximum amounts as will result in such obligations not constituting a fraudulent conveyance or fraudulent transfer. Such guarantees would be the senior unsecured obligations of such entities.

Item 5.05. Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Item 5.05.	Amendments to Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

     Pursuant to resolutions approved and adopted by the board of directors of the Company on November 19, 2004, the then existing code of ethics applicable to the chief executive officer and senior financial officers of the Company was replaced with, and the chief executive officer and senior financial officers of the Company became bound by, the code of ethics applicable to

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the chief executive officer and chief financial officers that was adopted on the date thereof by the board of directors of CSC.

Item 7.01 Regulation FD Disclosure.

     On November 24, 2004, in addition to the proceeds from the intercompany loan, the Company received a portion of the net proceeds from the IPO in the form of a capital contribution of approximately $165.5 million.

     As part of the Transactions, on November 24, 2004, the Company delivered a notice to the trustee under the Indenture and the holders of the Senior Notes, setting forth that on December 24, 2004 (the “Redemption Date”), the Company will redeem $125,500,000 principal amount of its outstanding Senior Notes at a redemption price equal to 109.000% of the principal amount of Senior Notes to be redeemed, together with any interest accrued but not paid to the Redemption Date, for a total redemption payment of $141,281,625 which equals $1,125.75 per such $1,000 principal amount of Senior Notes. The redemption of the Senior Notes will be completed by the Company with a portion of the capital contribution. An amount equal to the total redemption payment was deposited with the Trustee on November 24, 2004.

     In addition, as part of the Transactions, on November 24, 2004 the Company used the remainder of the capital contribution as well as the proceeds evidenced by the intercompany note to (i) repay approximately $15.5 million of then outstanding indebtedness under its Credit Agreement and (ii) distribute approximately $90.0 million to Coinmach Laundry Corporation, the direct subsidiary of CSC and the sole stockholder and direct parent of the Company.

     A copy of the press release issued by CSC in connection with the IPO is attached as Exhibit 99.1 to this current report on Form 8-K

     The information in this item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Current Report shall not be incorporated by reference into any filing pursuant to the Securities Act of 1933, as amended, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

*	4.1 Intercompany Note, dated November 24, 2004, issued by Coinmach Corporation to Coinmach Service Corporation

*	10.1 Limited Waiver and Amendment No. 1 and Agreement to Credit Agreement, dated November 15, 2004, among Coinmach Corporation, Coinmach Laundry Corporation, the subsidiary guarantors thereunder, the banks and other lending institutions party thereto, Deutsche Bank Trust Company Americas, as

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Administrative Agent and Collateral Agent, Deutsche Bank Securities Inc., as Lead Arranger and Book Manager, J.P. Morgan Securities Inc. and Wachovia Capital Markets, LLC, as Syndication Agents, and Credit Lyonnais New York Branch, as Documentation Agent.

*	99.1 Press Release issued November 24, 2004 entitled “Coinmach Service Corp. Completes Initial Public Offering of Income Deposit Securities”

*	Filed herewith.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Coinmach Corporation
Dated: November 29, 2004	By:	/s/ Robert M. Doyle
		Name:	Robert M. Doyle
		Title:	Chief Financial Officer, Senior Vice President, Secretary and Treasurer

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